Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on April 27, 2010

Burr Ridge, Illinois – (April 23, 2010) BankFinancial Corporation (Nasdaq – BFIN) will review first quarter 2010 results in a conference call and webcast for stockholders and analysts on Tuesday, April 27, 2010 at 9:30 a.m. Chicago Time.

The conference call may be accessed by calling (866) 788-0547 and using participant passcode 24250291. The conference call will be simultaneously webcast at www.bankfinancial.com, on the “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on May 11, 2010 on our website. Copies of BankFinancial Corporation’s First Quarter 2010 quarterly financial and statistical supplement and its Quarterly Report on Form 10-Q are scheduled to be available on our website, under the “Stockholder Information” section on April 26, 2010.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2009, BankFinancial Corporation had total assets of $1.567 billion, total loans of $1.219 billion, total deposits of $1.233 billion and stockholders’ equity of $264 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234